UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) September 9, 2021
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2021, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) appointed Michael Manley as Chief Executive Officer of the Company and as a member of the Board, effective November 1, 2021. In accordance with the terms of his employment agreement with the Company, Michael J. Jackson, the current Chief Executive Officer of the Company and a member of the Board, will retire from both roles, effective November 1, 2021.
Mr. Manley, age 57, has served since January 2021 as Head of Americas and as a member of the Group Executive Council for Stellantis N.V., one of the largest automotive original equipment manufacturers in the world. From July 2018 to January 2021, he served as Chief Executive Officer of Fiat Chrysler Automobiles N.V. (“FCA”), a predecessor to Stellantis N.V. Mr. Manley joined DaimlerChrysler (a predecessor to FCA) in 2000 and, prior to becoming FCA’s Chief Executive Officer, served in a number of management-level roles with increasing responsibility overseeing various aspects of FCA’s operations, including as Executive Vice President - International Sales & Marketing, Business Development and Global Product Planning Operations, Chief Executive Officer of Jeep, Chief Executive Officer of Ram, Chief Operating Officer for the Asia Pacific region, and FCA Global Executive Council member.
In connection with the appointment to the role of Chief Executive Officer, the Company and Mr. Manley entered into an employment agreement (the “Employment Agreement”) dated September 9, 2021. Under the Employment Agreement, Mr. Manley is expected to commence employment with the Company on November 1, 2021 (the date of commencement will be referred to as the “Commencement Date”). The Employment Agreement provides that:
•Mr. Manley will serve as Chief Executive Officer of the Company for an initial term of three years, which term will be automatically renewed on the third anniversary of the Commencement Date and annually thereafter, unless earlier terminated.
•Mr. Manley’s annual base salary will be $1.3 million, and his target annual incentive award commencing in 2022 will be 200% of his annual base salary.
•Mr. Manley’s annual target long-term incentive opportunity under the Company’s long-term incentive program will be $7.2 million measured by grant date value, commencing in 2022.
•Effective as of the Commencement Date, Mr. Manley will be granted an inducement award of restricted stock units subject to a three-year installment vesting schedule based on continued employment with an aggregate grant date fair value of $6.7 million.
•Mr. Manley will also receive a cash sign-on bonus of $1.5 million on the Commencement Date, less required withholding for taxes, subject to certain repayment provisions in the event that Mr. Manley terminates his employment without “good reason” or is terminated by the Company for “cause” (as such terms are defined in the Employment Agreement) prior to the one-year anniversary of the Commencement Date.
•If during the Employment Period the Company terminates Mr. Manley’s employment without cause or if he resigns for good reason, then, provided he is in compliance with all applicable restrictive covenants and he signs a mutually acceptable severance agreement, Mr. Manley will be entitled to receive (i) in a lump sum, 1.5 times the sum of his base salary and target annual bonus (or if greater, in each case, the base salary or target annual bonus as in effect prior to the event giving rise to good reason), (ii) in a lump sum at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus as determined by the Committee, pro-rated for the number of days he was employed during the applicable calendar year through the applicable termination date, and (iii) accelerated vesting of all then-held time-vesting equity awards and, with respect to performance-based awards, vesting in accordance with actual performance as determined by the Compensation Committee as of the end of the year prior to the year in which the termination occurs for each open performance cycle, or for any award for which there has not been a full year of performance, at the target level of performance.
The Employment Agreement also contains certain restrictive covenants. The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to such agreement.

Item 7.01 Regulation FD Disclosure.

On September 21, 2021, the Company issued a press release announcing Mr. Manley’s appointment as the Company’s Chief Executive Officer and as a member of the Board, effective November 1, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1    Employment Agreement, dated as of September 9, 2021, by and between AutoNation, Inc. and Michael Manley.

99.1    Press Release of AutoNation, Inc., dated September 21, 2021.

104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	September 21, 2021	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary